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CLIFFORD CHANCE                                                     EXHIBIT 5.1

                             Clifford Chance US LLP
                             31 West 52nd Street
                             New York, New York 10019
                             Tel: (212) 878-8000
                             Fax: (212) 878-8375
                             www.cliffordchance.com

January 21, 2005

Municipal Mortgage & Equity, LLC
621 East Pratt Street, Suite 300
Baltimore, Maryland 21202

Re:  Registration on Form S-8

Ladies and Gentlemen:

We have acted as special counsel for Municipal Mortgage & Equity, LLC, a Delaware limited liability company (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,400,000 common shares of limited liability interest (the "Common Shares") to be issued pursuant to the Company's 2004 Non-Employee Directors' Share Plan and the Company's 2004 Share Incentive Plan.

In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

Based upon the foregoing and on such examination of law as we have deemed necessary, we are of the opinion that the Common Shares have been duly authorized by all necessary limited liability company action and when issued, delivered and paid for in accordance with such authorization, such Common Shares will be legally issued, fully paid and nonassessable (subject to the requirements under Delaware law that a shareholder may have to repay a distribution under Section 16-607(b) of the Delaware Limited Liability Company
Act).

We are members of the Bar of the State of New York and the opinions set forth in this letter relate only to the federal laws of the United States of America and the Delaware Limited Liability Company Act.

We hereby consent to the filing of this opinion as Exhibit 5.1 to a registration statement on Form S-8.

Very truly yours,

/s/ Clifford Chance US LLP